                                                                   Exhibit 99.2


NEW FOR IMMEDIATE RELEASE


CONTACT:              Investor Contacts            Media Contact
                      Steve Smith                  Sandy Chapman
                      (303) 749-2900               (303) 749-2824


              Convergent Communications, Inc. Receives Delisting
                       Notification from Nasdaq SmallCap

ENGLEWOOD, Colo., April 6, 2001 - Convergent Communications, Inc. announced that a notification was received today from the Nasdaq SmallCap to delist the Company's common stock (CONV) effective April 17, 2001. The action has been taken pursuant to Marketplace Rule 4310(c)(2)(B)(ii), whereby the Company's market capitalization has been less than $35 million for 30 calendar days.


                                    - 30 -